UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2025

Binah Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41991	88-3276689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 State Street, Albany, NY 12207

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 404-7002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	BCG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	BCGWW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2025 (the “Grant Date”), the Compensation Committee of the Board of Directors (the “Committee”) of Binah Capital Group, Inc. (the “Company”), approved the grant to Mr. Craig Gould, the Company’s Chief Executive Officer, under the Company’s 2024 Equity Incentive Plan (the “Plan”) of nonqualified options to purchase 600,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share of Common Stock equal to $2.04 (the “Gould Options”). The Gould Options will be subject to the terms of the Plan and its applicable form of notice of grant of stock option and agreement adopted thereunder (the “Option Agreement”). The Gould Options will vest as follows: one-third (1/3) of the shares vested on December 31, 2024, and the remaining two-thirds (2/3) will vest ratably on the last day of each calendar month following the initial vesting date through December 31, 2026, based on continued service through each vesting date, with the first such monthly vesting date being on January 31, 2025. The Gould Options will become fully vested and exercisable upon a Change in Control, as defined in the Plan. Additionally, the Committee also approved the grant to Mr. Gould of 500,000 restricted stock units (the “Gould RSUs”), each representing the right to receive one share of the Company’s common stock. The Gould RSUs will be subject to the terms of the Plan and its applicable form of notice of grant of restricted stock units adopted thereunder. The Gould RSUs will vest in equal installments on the first and second anniversaries of the Grant Date, subject to Mr. Gould’s continued service with the Company through each applicable vesting date. Lastly, the Committee approved the grant of 107,843 fully vested restricted Common Stock shares (the “Gould Restricted Stock”) at a fair market value per share of Common Stock on the grant date equal to $2.04, with an aggregate grant date fair market value of $220,000.

Also on the Grant Date, the Committee approved the grant to Mr. David Shane, the Company’s Chief Financial Officer, under the Plan, of nonqualified stock options to purchase 250,000 shares of the Company’s Common Stock, at an exercise price per share of Common Stock equal to $2.04 (the “Shane Options”). The Shane Options will be subject to the terms of the Plan and the Option Agreement. The options will vest as follows: one-third (1/3) of the shares vested on December 31, 2024, and the remaining two-thirds (2/3) will vest ratably on the last day of each calendar month following the initial vesting date through December 31, 2026, based on continued service through each vesting date, with the first such monthly vesting date being on January 31, 2025. The Shane Options will become fully vested and exercisable upon a Change in Control, as defined in the Plan.

The foregoing description of the Gould Options, Gould RSU, Gould Restricted Stock and Shane Options do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such agreements, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q to be filed for the quarter ending June 30, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2025

BINAH CAPITAL GROUP, INC.

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	Chief Executive Officer and Director